Exhibit 1.1

UNDERWRITING AGREEMENT

TESORO CORPORATION

$300,000,000 5.125% Senior Notes due 2024

March 4, 2014

RBS Securities Inc.

J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

Natixis Securities Americas LLC

Mizuho Securities USA Inc.

as the Underwriters

c/o RBS Securities Inc.

as Representative for each of the Underwriters

600 Washington Blvd.

Stamford, Connecticut 06901

Ladies and Gentlemen:

Tesoro Corporation, a Delaware corporation (the “Company”), proposes to sell to you (the “Underwriters”), for whom RBS Securities Inc. is acting as representative (the “Representative”), $300,000,000 in aggregate principal amount of its 5.125% Senior Notes due 2024 (the “Notes”). The Underwriters, acting severally and not jointly, propose to purchase the principal amount of Notes set forth opposite their respective names in Schedule I hereto. The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated the date hereof (each as defined below) and (ii) be issued pursuant to an indenture (the “Indenture”), to be dated as of March 18, 2014, among the Company, U.S. Bank National Association, as trustee (the “Trustee”), and certain Subsidiaries (as defined below) of the Company (each, a “Guarantor” and, collectively, the “Guarantors”) who will initially guarantee the Company’s obligations under the Indenture and the Notes. As used herein, the term “Guarantor” includes each entity listed on Schedule III hereto and each guarantee by a Guarantor of the Company’s obligations with respect to the Notes and the Indenture is referred to as a “Subsidiary Guarantee.” This is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

In connection with the offer and sale of the Notes, the Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-194297), which contains a preliminary prospectus to be used in connection with the public offering and sale of the Notes. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act (the “Rule 430 Information”), is called the “Registration Statement.” The term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information. The term “Prospectus” shall mean the prospectus relating to the Notes in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation and sales of the Notes. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus as the case may be; any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be.

The term “Disclosure Package” shall mean (i) the Preliminary Prospectus and (ii) any “free writing prospectus” as defined in Rule 405 of the Securities Act identified in Schedule IV –A hereto, which shall include the term sheet prepared pursuant to Section 5(e) hereto (the “Pricing Term Sheet”), which were available to purchasers of Notes at or prior to the time when sales of Notes were first made (the “Applicable Time”).

Copies of the Preliminary Prospectus have been, and copies of the Disclosure Package and the Prospectus have been or will be, made available or delivered by the Company to the Underwriters pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Prospectus, the Disclosure Package and the Prospectus in connection with the offering and resale of the Notes by the Underwriters in accordance with Section 3 hereof.

This Agreement, the Indenture and the Notes are hereinafter sometimes referred to collectively as the “Operative Documents.”

1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represents and warrants to, and agrees with, the Underwriters that as of the date hereof:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act.

(b) The Disclosure Package, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Disclosure Package made in reliance on and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) (other than the Preliminary Prospectus, the Pricing Term Sheet, the Prospectus, any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act and any other document listed on Schedule IV-A) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company, an “Issuer Free Writing Prospectus”) without the prior consent of the Underwriters; and any such Issuer Free Writing Prospectus the use of which has been previously consented to by the Underwriters is set forth substantially in form and substance as attached hereto on Schedule IV-B. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and when taken together with the Prospectus at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the effective date of the Registration Statement, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus conformed, when such documents were filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, Disclosure Package or Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified and registered as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification or registration necessary (except where the failure to so qualify or register would not have a Material Adverse Effect (as defined below)). As of December 31, 2013, the Company had an actual capitalization as set forth under the caption “Capitalization” in the Registration Statement, the Disclosure Package and the Prospectus. On the date hereof, all of the issued and outstanding shares of capital stock of the Company have been, and on the Closing Date will be, duly authorized and validly issued and are, and on the Closing Date will be, fully paid and nonassessable. As used herein, “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business or earnings of the Company and the Subsidiaries (as defined below), taken as a whole.

(g) Schedule II hereto is a complete and accurate schedule of the names of all corporations, partnerships and other entities (the “Subsidiaries”) which constitute “subsidiaries” of the Company, as such term is defined in Rule 405 of the rules and regulations of the Commission under the Securities Act (collectively with the rules and regulations of the Commission under the Exchange Act, the “Rules and Regulations”), and no other corporation, partnership or other entity in which the Company has an equity interest constitutes a “subsidiary” as defined in Rule 405 of the Rules and Regulations. Schedule III hereto is a complete and accurate schedule of the names of the Subsidiaries that have individually guaranteed Indebtedness (as defined in the Indenture) of the Company or another Guarantor in excess of $5 million and, other than the Subsidiaries listed in Schedule III hereto, no Subsidiary has guaranteed Indebtedness of the Company or another Guarantor in excess of such amount. Each Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its incorporation or formation, as the case may be, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each Subsidiary is duly qualified and registered as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration unnecessary, save where the failure to so qualify or be in good standing as a foreign corporation or limited partnership, as the case may be, would not have a Material Adverse Effect.

(h) All of the issued and outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company (except for one share of the capital stock of Tesoro Petroleum (Singapore) Pte Ltd.) directly or indirectly, free and clear of any lien, adverse claim, security interest or other encumbrance (a “Lien”), except for Liens described in the Disclosure Package and the Prospectus. All outstanding equity interests in each Subsidiary that is not a corporation have been duly authorized and validly issued and are owned by the Company (except for Tesoro Logistics LP and its related subsidiaries) directly or indirectly, free and clear of any Lien, except for Liens described in the Disclosure Package and the Prospectus. Except as disclosed in the Disclosure Package and the Prospectus and as outstanding under employee benefit plans of the Company, there are no outstanding subscriptions, rights (preemptive or other), warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, nor any restriction on the voting or transfer of, any capital stock or other equity interest of the Company or any Subsidiary.

(i) The Company and the Guarantors have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement, each of the other Operative Documents to which they may be a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Notes and the Subsidiary Guarantees as provided herein and therein.

(j) This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and, when duly authorized, executed and delivered by the other parties hereto, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(k) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When validly executed and delivered by the Company and each of the Guarantors, assuming due authorization, delivery and performance by the Trustee, the Indenture will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equity principles. Upon effectiveness of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Registration Statement, the Disclosure Package and the Prospectus each contain an accurate summary, in all material respects, of the terms of the Indenture.

(l) The Notes have been duly authorized for issuance and sale to the Underwriters by the Company pursuant to this Agreement and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equity principles, and entitled to the benefits of the Indenture. The Registration Statement, the Disclosure Package and the Prospectus each contain an accurate summary, in all material respects, of the terms of the Notes.

(m) Each of the Subsidiary Guarantees has been duly authorized for issuance by each of the Guarantors and, on the Closing Date, will have been duly issued by such Guarantor. When the Indenture has been validly executed and delivered by such Guarantor and the Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, such Subsidiary Guarantee will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equity principles, and entitled to the benefits of the Indenture. The Disclosure Package and the Prospectus each contain an accurate summary, in all material respects, of the terms of the Subsidiary Guarantees.

(n) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all the provisions hereof and thereof, the issuance and sale of the Notes by the Company, the issuance of the Subsidiary Guarantees by the Guarantors and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject, (ii) will not result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any Subsidiary, (iii) will not result in any violation of the provisions of any law or statute or any order, rule, regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties or assets is bound, except in the case of clauses (i), (iii) and (iv) for such conflicts, breaches, defaults, violations or Liens which individually or in the aggregate would not result in a Material Adverse Effect or materially adverse effect consummation of the offering of the Notes. Except for such consents, approvals, authorizations, other orders, filings, qualifications or registrations (i) as have been obtained, (ii) as may be required under applicable state securities or Blue Sky laws of various jurisdictions in connection with the purchase and distribution of the Notes by the Underwriters or (iii) which the failure to obtain would not result in a Material Adverse Effect or materially adverse effect consummation of the offering of the Notes, no consent, approval, authorization, or order of or filing, qualification or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all the provisions hereof and thereof, the issuance and sale of the Notes by the Company, the issuance of the Subsidiary Guarantees by the Guarantors and the consummation of the transactions contemplated hereby and thereby.

(o) Neither the Company nor any Subsidiary has sustained, since the date of the latest annual financial statements included in each of the Registration Statement, the Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, except losses or interferences which do not, individually or in the aggregate, have a Material Adverse Effect; except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, since such date, there has not been any material change in the capital stock or other equity interest or long-term debt or short-term debt of the Company or any Subsidiaries or any change having a Material Adverse Effect, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries; and since such date, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to the Company’s employee benefit plans, or (ii) declared or paid any dividend on its capital stock.

(p) The historical consolidated financial statements (including the related notes) of the Company which appear in and are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act, and the Rules and Regulations, present fairly in all material respects the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods involved except as noted therein. The other historical and as adjusted financial and statistical information and operating data of the Company which appear in and are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are in all material respects accurately presented and prepared on a basis consistent with the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus and the books and records of the Company and the unaudited pro forma combined consolidated financial information and the related notes thereto incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or of such Guarantor, owned or to be owned by such person or to require the Company or such Guarantor to include such securities with any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

(r) Ernst & Young LLP, who has audited certain annual consolidated financial statements of the Company and whose reports are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and who has delivered the initial letters referred to in Section 7(g) hereof, is an independent registered public accountant with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board.

(s) Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their respective properties or assets is subject which (i) could reasonably be expected to have a Material Adverse Effect or (ii) could materially and adversely affect the consummation by the Company and each of the Guarantors of their obligations pursuant to this Agreement or the other Operative Documents; and to the knowledge of the Company and each Guarantor, no such proceedings are threatened or contemplated by government authorities or threatened by others.

(t) The Company and each of the Subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject in each case to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and except where the failure to have such permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in all material respects all of their current obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permits, subject in each case to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except where the failure so to fulfill or perform or the occurrence of such an event would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and the Subsidiaries, taken as a whole.

(u) The Company and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to have such rights would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v) The Company and each of the Subsidiaries have indefeasible title in fee simple to all real property and defensible title to all personal property owned by them and can use such real and personal property as such property has historically been used by the Company and the Subsidiaries; and all real property, buildings and vessels held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, buildings and vessels by the Company and the Subsidiaries.

(w) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is party to a collective bargaining agreement; and there are no significant unfair labor practice complaints pending against the Company or any of the Subsidiaries or, to the best of the Company’s knowledge, threatened against any of them which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(x) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; neither the Company nor any of the Subsidiaries has incurred and neither do any of them expect to incur liability under (i) title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(y) The Company and each of the Subsidiaries have filed, and as of the Closing Date will have filed, all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon (other than taxes that are being contested in good faith by the appropriate proceedings), except where the failure to file such tax returns or pay such taxes would not have a Material Adverse Effect and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, might have) a Material Adverse Effect.

(z) The Company and the Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(aa) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to its principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of its most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the Company’s evaluation of its disclosure controls and procedures, the Company has concluded that its disclosure controls and procedures are effective in alerting the Company’s Chief Executive Officer and Chief Financial Officer on a timely basis to material information relating to the Company that is required to be included in its periodic filings under the Exchange Act. Since the date of the Company’s most recent evaluation, there have been no changes in the Company’s internal controls over financial reporting that have materially affected, or that are reasonably likely to materially affect, such internal controls over financial reporting. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto

(bb) There is and has been no failure on the part of the Company and any of its directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc) Except as described in the Disclosure Package and the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and each of the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) to the knowledge of the Company and the Guarantors there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or Environmental Laws.

(dd) Neither the Company nor any of the Guarantors is, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described under the caption “Use of proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus none of the Company or the Guarantors will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(ee) The statements set forth (i) in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of other indebtedness,” and “Material United States federal income tax consequences” and (ii) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under the caption “Business and Properties—Government Regulation and Legislation,” insofar as such statements purport to summarize the provisions of the documents or agreements referred to therein, matters of law or legal conclusions or federal statutes, laws or regulations, are accurate and fairly present the information required to be shown.

(ff) Neither the Company nor the Subsidiaries has taken, nor will any of them take, directly or indirectly any action prohibited by Regulation M under the Securities Act.

(gg) Neither Moody’s Investors Service, Inc. nor Standard & Poor’s Rating Group, Inc. (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned as of the date hereof to the Company, any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company or any Guarantor.

(hh) None of the Company or the Subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(ii) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business , the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Guarantors, threatened.

(ll) None of the Company, any of its subsidiaries, or, to the knowledge of the Company or any of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel to the Company and the Guarantors and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance. Each certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to the Underwriters as to the matters covered thereby.

2. Purchase of the Notes by the Underwriters.

(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective aggregate principal amount of the Notes set forth on Schedule I opposite the name of such Underwriter, plus any additional principal amount of the Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, at a purchase price equal to 98.75% of the principal amount of the Notes.

(b) The Company shall not be obligated to deliver any of the Notes, except upon payment for all of the Notes to be purchased as hereinafter provided.

3. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Securities Act, (ii) any document listed on Schedule IV-A or prepared pursuant to Section 1(c) above or Section 5(c) below (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule V hereto without the consent of the Company; and

(b) it is not subject to any proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period (defined below)).

4. Delivery of and Payment for the Notes.

(a) Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, Eighty Pine Street, New York, New York 10005 or at such other place as shall be agreed upon by the Company and you, at 9:30 a.m. New York City time, on March 18, 2014 or at such other time or date as you and the Company shall determine (such date and time of payment and delivery being herein called the “Closing Date”).

(b) On the Closing Date, payment shall be made to or as directed by the Company in immediately available funds by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date against delivery to you of the certificates evidencing the Notes. Upon delivery, the Notes shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of certificates evidencing the Notes, the Company agrees to make such certificates available for inspection not later than 2:00 p.m. on the business day at least 24 hours prior to the Closing Date.

5. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, further agree:

(a) To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; that they will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) The Company will deliver, without charge, (i) to the Representative, if requested, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(c) Prior to making, using, referring to or filing any Issuer Free Writing Prospectus or making any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish a copy thereof to the Underwriters and counsel to the Underwriters and will not use, refer to or file any such Issuer Free Writing Prospectus or effect any such amendment or supplement to which the Representative shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than one business day after receipt of such copy.

(d) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company, to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Disclosure Package will comply with law.

(e) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(f) The Company (i) will not file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus, which filing is not consented to by the Representative after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (ii) will prepare the Pricing Term Sheet, substantially in the form of Schedule V hereto and approved by the Underwriters; (iii) will advise the Underwriters promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any order suspending or preventing the use of the Preliminary Prospectus, the Registration Statement, the Disclosure Package or the Prospectus; and (iv) will use its reasonable best efforts to prevent the issuance of any such order and, if such order is issued, to obtain as soon as possible the lifting or withdrawal thereof.

(g) The Company will advise the Representative promptly, and confirm such advice in writing, (i) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (ii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(h) For a period of five years following the date of the Prospectus, to furnish to the Underwriters when requested copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; provided, however, that the Company and the Guarantors shall not be required to furnish any such materials, reports or financial statements that are publicly available through the Commission’s IDEA (f/k/a EDGAR) System unless specifically requested by the Underwriters.

(i) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Notes and the Subsidiary Guarantees for offering and sale (or obtain an exemption from registration) under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities, to become subject to taxation in any such jurisdiction or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Notes.

(j) For a period of 30 days from the date hereof, not to, directly or indirectly, (A) offer, sell, contract to sell or otherwise dispose of any additional debt securities of the Company or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, or (B) enter into any swap or derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Notes, or other securities, in cash or otherwise, in each case, issued or guaranteed by the Company and having a tenor of more than one year without the prior written consent of the Representative.

(k) To use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company (the “DTC”).

(l) To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(m) To comply with the agreements in the Operative Documents.

(n) To do all things required or necessary to be done or performed under this Agreement prior to the Closing Date and to satisfy the closing conditions set forth in Section 7 hereof.

(o) Upon consummation of the transactions contemplated in this Agreement, the Company agrees to apply the net proceeds from the sale of the Notes as set forth under the caption “Use of proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus.

(p) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q) The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

6. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree to pay or cause to be paid all reasonable expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Notes to the Underwriters and pursuant to the resales thereof by the Underwriters, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Registration Statement, the Disclosure Package and the Prospectus and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Underwriters and persons designated by them in the quantities specified; (ii) all costs and expenses related to the delivery of the Notes to the Underwriters and pursuant to the resales thereof by the Underwriters; (iii) all expenses in connection with the registration or qualification of the Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and Canada and all costs of producing any Blue Sky memorandum or Canadian compliance memorandum in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memorandum relating thereto); (iv) the cost of printing certificates representing the Notes; (v) the fees and expenses of the Trustee (including fees of counsel) in connection with the Indenture and the Notes; (vi) the costs and expenses of any transfer agent, registrar and/or depositary (including DTC); (vii) any fees charged by rating agencies for the rating of the Notes; and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section; provided, however, that except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their own counsel, any transfer taxes or other taxes payable on the resale of the Notes, and the expenses of advertising any offering of the Notes made by the Underwriters.

7. Conditions to the Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder in all material respects, and to each of the following additional terms and conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Disclosure Package, the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) The Underwriters shall have received from Simpson Thacher & Bartlett LLP a written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto.

(e) The Underwriters shall have received from Charles S. Parrish, General Counsel of the Company, a written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto.

(f) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Company (“EY” ), a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof, (i) confirming that it is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board rulings and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement and the Disclosure Package, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information (including pro forma financial information), operating data and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, including the financial information contained or incorporated by reference in the Disclosure Package as identified by you.

(g) With respect to the letter referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter” of EY), the Underwriters shall have received from EY a letter (the “bring-down letter”), addressed to the Underwriters and dated the Closing Date, (i) confirming that it is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information, operating data and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Senior Vice President and Chief Financial Officer of the Company and the Vice President and Controller of the Company stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of the Closing Date and the Company has complied in all material respects with all its agreements contained herein;

(ii) (A) The Company and its Subsidiaries, taken as a whole, have not sustained since the date of the latest annual financial statements included in or incorporated by reference into each of the Registration Statement, the Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and (B) since such date there has not been any material change in the capital stock, long-term debt or short-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); and

(iii) They have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and, in their opinion, (A) the Registration Statement and the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date and the Closing Date, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the respective dates of the Registration Statement, the Disclosure Package and the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Disclosure Package and the Prospectus.

(i) The Company and its Subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in or incorporated by reference into each of the Registration Statement, the Disclosure Package and the Prospectus (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), and (B) since such date there shall not have been any material change in the capital stock, long-term debt or short-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any written notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or a Guarantor by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group, Inc.

(k) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Underwriters shall have received executed counterparts thereof.

(l) The Underwriters shall have received from Cahill Gordon & Reindel llp, counsel for the Underwriters, an opinion, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

(m) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, the independent auditors for BP’s integrated Southern California refining, marketing and logistics business (the “Carson Assets”), a letter with respect to certain of the audited and unaudited financial information of the Carson Assets contained or incorporated by reference in the Disclosure Package, in form and substance satisfactory to the Underwriters.

(n) The Underwriters shall have received certificate of the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C hereto, dated the date hereof, signed on behalf of the Company by Senior Vice President and Chief Financial Officer of the Company, regarding certain unaudited financial information relating to the Los Angeles Acquisition in the Disclosure Package and the Prospectus.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse that Underwriter and each director, officer and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Disclosure Package any Issuer Free Writing Prospectus or the Prospectus, as applicable, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein and described in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company or any of the Guarantors may otherwise have to any Underwriter or to any officer, employee or controlling person of any Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such director, officer or any controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of such Underwriter specifically for inclusion therein and described in Section 8(e), and shall reimburse the Company and the Guarantors and any such director, officer or any such controlling person, for any legal or other expenses reasonably incurred by the Company and the Guarantors or any such director, officer or any controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company and the Guarantors or any such director, officer or any controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel to represent all indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying party under this Section 8 if, (i) the employment of such counsel shall have been authorized by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have engaged counsel reasonably promptly to take charge of the defense of such action or (iii) counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified parties that are in addition to or in conflict with those available to the indemnifying party, and, in that event, the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, further, that in connection with any proceedings or related proceedings in the same jurisdiction, the indemnifying party shall not be liable for the legal fees and expenses of more than one separate firm of attorneys (in addition to any local counsel). Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not contain any statement as to any finding of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i)

above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Solely for the purposes of the preceding two sentences, the net proceeds received by the Company shall be deemed also to be indirectly for the benefit of the Guarantors and the information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold and distributed by it was offered to the purchasers exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(e) The Underwriters severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the offering and stabilization of the Notes set forth in the third paragraph, the third and fourth sentences of the sixth paragraph, the seventh paragraph, the ninth paragraph and the eleventh paragraph in the “Underwriting” section of the Preliminary Prospectus and the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Disclosure Package and the Prospectus, the Registration Statement, the Preliminary Prospectus or any amendment or supplement thereto.

9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations hereunder with respect to the Notes bear to the purchase obligations of all non-defaulting Underwriters with respect to the Notes; provided, however, that no non-defaulting Underwriter shall be obligated by this provision to purchase more than 110% of the principal amount of Notes that it agreed to purchase pursuant to the terms of Section 2, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

10. Termination. The obligations of the Underwriters hereunder may be terminated by them by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, (i) trading in securities generally on the New York Stock Exchange or the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities of the United States, (iii) since the date of this Agreement, the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States or shall be such, as to make it in the case of (iii) or (iv), in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

11. Reimbursement of Underwriters’ Expenses. If the sale of Notes provided for herein is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company and the Guarantors shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Underwriters. If this Agreement is terminated by any party hereto for any other reason, notwithstanding anything in this Agreement to the contrary, the Company shall not be required to reimburse the Underwriters for, or otherwise be responsible for, any fees or expenses of the Underwriters, including fees and expenses of the Underwriters’ counsel.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to RBS Securities Inc., 600 Washington Blvd., Stamford, Connecticut 06901, Attention: High Yield Debt Capital Markets Syndicate, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Daniel J. Zubkoff and Douglas S. Horowitz (Fax: 212-269-5420); and

(b) if to the Company or a Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company and the Guarantors set forth in the Prospectus, Attention: Executive Vice President, Chief Financial Officer and Treasurer (Facsimile: 210-828-2080), with copies to the address of the Company and Guarantors set forth in the Prospectus, Attention: Executive Vice President, General Counsel and Secretary (Fax: 210-283-2833), and Kenneth B. Wallach at Simpson Thacher & Bartlett LLP, 425 Lexington Ave., New York, New York 10017 (Fax: 212-455-2502).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors and officers of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and officers of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Duties. The Company and each of the Guarantors acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Guarantors and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or any of the Guarantors, including, without limitation, with respect to the determination of the offering price of the Notes, and any relationship between the Company or any of the Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or any of the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantors.

15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of “Business Day.” For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

17. Governing Law. THIS AGREEMENT AND ANY CLAIM, DISPUTE OR CONTROVERSY ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[The rest of this page has been left blank intentionally; the signature pages follow.]

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TESORO CORPORATION

By:	/s/ G. Scott Spendlove
Name: G. Scott Spendlove
Title: Senior Vice President and Chief
Financial Officer

CARSON COGENERATION COMPANY
GOLD STAR MARITIME COMPANY
TESORO ALASKA COMPANY
TESORO AVIATION COMPANY
TESORO COMPANIES, INC.
TESORO ENVIRONMENTAL RESOURCES COMPANY
TESORO FAR EAST MARITIME COMPANY
TESORO INSURANCE HOLDING COMPANY
TESORO MARITIME COMPANY
TESORO NORTHSTORE COMPANY
TESORO REFINING & MARKETING COMPANY LLC
TESORO RENEWABLES COMPANY LLC
TESORO SIERRA PROPERTIES, LLC
TESORO SOCAL COGEN COMPANY LLC
TESORO SOUTH COAST COMPANY, LLC
TESORO TRADING COMPANY
TESORO WASATCH, LLC
TESORO WEST COAST COMPANY, LLC
TRANS-FORELAND PIPELINE COMPANY LLC
TREASURE FRANCHISE COMPANY LLC
UINTA EXPRESS PIPELINE COMPANY LLC

By:	/s/ G. Scott Spendlove
Name: G. Scott Spendlove
Title: Senior Vice President and Chief
Financial Officer

Accepted:

RBS SECURITIES INC.

For itself and on behalf of the

several Underwriters listed

on Schedule I hereto.

By:	/s/ Michael F. Newcomb II
Name: Michael F. Newcomb II
Title: Managing Director

SCHEDULE I

Name of Underwriter	Principal Amount of 2024 Notes To Be Purchased
RBS Securities Inc.	$90,000,000
J.P. Morgan Securities LLC	$60,000,000
Deutsche Bank Securities Inc.	$45,000,000
Mitsubishi UFJ Securities (USA), Inc.	$45,000,000
Natixis Securities Americas LLC	$30,000,000
Mizuho Securities USA Inc.	$30,000,000

Total	$300,000,000

SCHEDULE II

List of Subsidiaries

Carson Cogeneration Company, a Delaware corporation

Gold Star Maritime Company, a Delaware corporation

Interior Fuels Company, an Alaska corporation

Kenai Pipe Line Company, a Delaware corporation

Redland Vision LLC, a Delaware limited liability company

Ridgewood Insurance Company, a Vermont corporation

RW Land Company, a Delaware corporation

Tesoro Alaska Company, a Delaware corporation

Tesoro Alaska Pipeline Company, a Delaware corporation

Tesoro Aviation Company, a Delaware corporation

Tesoro Canada Supply & Distribution Ltd., a Canadian corporation

Tesoro Companies, Inc., a Delaware corporation

Tesoro Environmental Resources Company, a Delaware corporation

Tesoro Far East Maritime Company, a Delaware corporation

Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company

Tesoro Insurance Holding Company, a Delaware corporation

Tesoro Logistics GP, LLC, a Delaware limited liability company

Tesoro Logistics LP, a Delaware limited partnership

Tesoro Logistics Finance Corp., a Delaware corporation

Tesoro Logistics Operations LLC, a Delaware limited liability company

Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company

Tesoro Logistics Pipelines LLC, a Delaware limited liability company

Tesoro Maritime Company, a Delaware corporation

Tesoro Northstore Company, an Alaska corporation

Tesoro Panama Company, S.A., a Panama corporation

Tesoro Petroleum (Singapore) Pte Ltd., a Singapore company

Tesoro Refining & Marketing Company LLC, a Delaware limited liability company

Tesoro Renewables Company LLC, a Delaware limited liability company

Tesoro Savage Petroleum Terminal LLC, a Delaware limited liability company

Tesoro Sierra Properties, LLC, a Delaware limited liability company

Tesoro SoCal Cogen Company LLC, a Delaware limited liability company

Tesoro SoCal Pipeline Company LLC, a Delaware limited liability company

Tesoro South Coast Company, LLC, a Delaware limited liability company

Tesoro Trading Company, a Delaware corporation

Tesoro Wasatch, LLC, a Delaware limited liability company

Tesoro West Coast Company, LLC, a Delaware limited liability company

Trans-Foreland Pipeline Company LLC, a Delaware limited liability company

Treasure Franchise Company LLC, a Delaware limited liability company

Uinta Express Pipeline Company LLC, a Delaware limited liability company

Watson Cogeneration Company, a California general partnership

SCHEDULE III

List of Guarantors

Carson Cogeneration Company, a Delaware corporation

Gold Star Maritime Company, a Delaware corporation

Tesoro Alaska Company, a Delaware corporation

Tesoro Aviation Company, a Delaware corporation

Tesoro Companies, Inc., a Delaware corporation

Tesoro Environmental Resources Company, a Delaware corporation

Tesoro Far East Maritime Company, a Delaware corporation

Tesoro Insurance Holding Company, a Delaware corporation

Tesoro Maritime Company, a Delaware corporation

Tesoro Northstore Company, an Alaska corporation

Tesoro Refining & Marketing Company LLC, a Delaware limited liability company

Tesoro Renewables Company LLC, a Delaware limited liability company

Tesoro Sierra Properties, LLC, a Delaware limited liability company

Tesoro SoCal Cogen Company LLC, a Delaware limited liability company

Tesoro South Coast Company, LLC, a Delaware limited liability company

Tesoro Trading Company, a Delaware corporation

Tesoro Wasatch, LLC, a Delaware limited liability company

Tesoro West Coast Company, LLC, a Delaware limited liability company

Trans-Foreland Pipeline Company LLC, a Delaware limited liability company

Treasure Franchise Company LLC, a Delaware limited liability company

Uinta Express Pipeline Company LLC, a Delaware limited liability company

SCHEDULE IV-A

Free Writing Prospectuses

•	Pricing Term Sheet, dated March 4, 2014 relating to the Notes and the Guarantees, attached as Schedule V hereto.

SCHEDULE IV-B

Issuer Free Writing Prospectuses

•	N/A

SCHEDULE V

[See attached]

Issuer Free Writing Prospectus filed pursuant to Rule 433 under the Securities Act of 1933 supplementing the Preliminary Prospectus dated March 4, 2014

Registration No. 333-194297

March 4, 2014

Tesoro Corporation

$300,000,000 5.125% Senior Notes due 2024

This Supplement is qualified in its entirety by reference to the Preliminary Prospectus dated March 4, 2014 (as supplemented through and including the date hereof, the “Preliminary Prospectus”). The information in this Supplement supplements the Preliminary Prospectus and updates and supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus. Capitalized terms used in this Supplement but not defined have the meanings given them in the Preliminary Prospectus.

Other information presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein.

Issuer:	Tesoro Corporation

Aggregate Principal Amount:	$300,000,000

Title of Securities:	5.125% Senior Notes due 2024

Final Maturity Date:	April 1, 2024

Coupon:	5.125%

Public Offering Price:	100.000%, plus accrued interest from March 18, 2014, if any

Yield to Maturity:	5.125%

Spread to Benchmark Treasury:	+245bps

Benchmark Treasury:	UST 2.750% due February 15, 2024

Benchmark Treasury Price and Yield:	100-19+ 2.680%

Gross Proceeds:	$300,000,000

Net Proceeds to Issuer before Expenses:	$296,250,000

Interest Payment Dates:	April 1 and October 1

Record Dates:	March 15 and September 15

First Interest Payment Date:	October 1, 2014

Optional Redemption:	At any time and from time to time prior to April 1, 2019, the Issuer may at its option redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, using a discount rate of Treasuries plus 0.50%.

On or after April 1, 2019, the Notes will be subject to redemption at any time and from time to time at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Date	Price
2019	102.563%
2020	101.708%
2021	100.854%
2022 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	At any time and from time to time before April 1, 2017, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding notes at a redemption price of 105.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the redemption date, with the net cash proceeds from certain equity offerings.

Change of Control Triggering Event:	Putable at 101% of principal, plus accrued and unpaid interest.

CUSIP/ISIN Numbers:	CUSIP: 881609 BA8
ISIN: US881609BA88

Distribution:	SEC Registered (Registration No. 333- 194297)

Listing:	None

Trade Date:	March 4, 2014

Settlement:	T+10 on March 18, 2014

We expect delivery of the notes will be made against payment therefor on or about March 18, 2014 which is the 10th business day following the date of the pricing of the notes (such settlement being referred to as “T+10”). Under Rule 15(c)6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or on the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Use of Proceeds:	As set forth in the Preliminary Prospectus.

Joint Book-Running Managers:	RBS Securities Inc.
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	Mizuho Securities USA Inc.
Natixis Securities Americas LLC

Denominations/Multiple:	2,000 x 1,000

The Issuer has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained by contacting RBS Securities Inc. by telephone at (866) 884-2071 or at the following address: RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901 Attn: High Yield Debt Capital Markets Syndicate.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM

EXHIBIT A

Opinion of Simpson Thacher & Bartlett LLP

EXHIBIT B

Form of Opinion of Charles S. Parrish

EXHIBIT C

Form of CFO Certificate